CHASE

                                   ADDENDUM TO
                         ORIGINATION AND SALES AGREEMENT

         This addendum ("Addendum") dated July 21, 1999 to the Originations and Sales Agreement ("Agreement") dated July 21, 1999 between CHASE MANHATTAN MORTGAGE CORPORATION ("Chase") and WESTMARK MORTGAGE CORPORATION ("Seller").

                                   BACKGROUND

         Both Chase and Seller recognize the importance of the equal treatment of all applicants for Loans in the conduct of their business. The purpose of this Addendum is to ensure that Seller understands the expectations of Chase with respect to the loans which Seller may offer to Chase.

         It is therefore agree that the Agreement shall be and is modified as follows:

1. Section 4.1 of the Agreement is modified by the addition of the following subsection:

         Section 4.1 G. Seller has received, reviewed and understands the Chase Fair Lending Policy statement with respect to Loans. Seller is cognizant of its own obligations under 42 U.S.C. 3601 et seq., 15 U.S.C. 1691 et seq., and other applicable federal, state and local federal fair lending and fair housing statutes ("Fair Lending Laws"). Seller complies with all applicable fair lending and fair housing statutes. Seller ensures its employees continue to be aware of their responsibilities with respect to compliance with the Fair Lending Laws.

2. Section 4.3 of the Agreement is modified by the addition of the following subsection:

         Section 4.3 H. Seller will maintain its compliance with Fair Lending Laws at all times herein. In addition, Seller will monitor the activities of its employees in order to ensure full compliance with the Fair Lending Laws. In the event that Seller detects any incident, or activity which constitutes or results in a violation of the Fair Lending Laws with respect to one or more Loans, Seller will immediately notify Chase.

3. Any term, responsibility or provision of the Agreement not altered by this Addendum shall remain in full force and effect. However, in the event of any conflict between this Addendum and the Agreement, this Addendum shall control.

         IN WITNESS WHEREOF, Chase and Seller have caused this Addendum to be executed as of the day and year first above written.

                                         CHASE MANHATTAN MORTGAGE CORPORATION

                                         By:
                                            ---------------------------------

                                         Title:
                                               ---------------------------------

                                         SELLER:  WESTMARK MORTGAGE CORPORATION

                                         By:  /s/ Payton Story, III
                                            ---------------------------------

                                         Title:  President/COO
                                                -------------------------------